Exhibit 5.1

DLA Piper LLP (US)
51 John F. Kennedy Parkway, Suite 120
Short Hills, New Jersey 07078
www.dlapiper.com

T: 973-520-2550
F: 973-520-2551

Attorneys Responsible for Short Hills Office:

Andrew P. Gilbert
Michael E. Helmer

July 2, 2020

Liquidia Technologies, Inc.

419 Davis Drive, Suite 100

Morrisville, North Carolina 27560

Re:	Liquidia Technologies, Inc., Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Liquidia Technologies, Inc., a Delaware corporation (the “Company”), in connection with the sale by the Company of 9,375,000 shares (“Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), pursuant to a registration statement on Form S-3 (File No. 333-233438), filed with the United States Securities and Exchange Commission (the “SEC”) on August 23, 2019, and which was declared effective by the SEC on September 10, 2019, and the prospectus contained therein, as supplemented by the prospectus supplement dated June 29, 2020 (the “Prospectus Supplement”).

In connection with this opinion letter, we have examined the Registration Statement, the Prospectus Supplement and originals, or copies certified or otherwise identified to our satisfaction, of the Amended and Restated Certificate of Incorporation, as amended, and the Amended and Restated Bylaws of the Company, and the minutes of meetings of the stockholders and the Board of Directors, as provided to us by the Company, and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

The opinion expressed herein is limited to the Delaware General Corporation Law.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the cation “Legal Matters” in the base prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the U.S. Securities and Exchange Commission thereunder.

Very truly yours,

/s/ DLA Piper LLP (US)